UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 9, 2018

WORLD HEALTH ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110, Boca Raton, FL 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 870-0440

3000 Island Blvd #402 Aventura, Florida 33160

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2018, Uri Tadelis resigned from his position as the Chief Executive Officer of World Health Energy Holdings, Inc. (the “Company”). Mr. Tadelis’ resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Tadelis, resigning from his officer position, which was received on October 9, 2018, is attached hereto as Exhibit 17.1.

On October 9, 2018, the of Board of Directors (the “Board”) of the Company appointed Giora Rozensweig to serve as the Corporations’ Interim Chief Executive Officer effective immediately.

Mr. Rozensweig, age 46, holds degrees in software development, application DBA and IT, which he received from Kedem College in 1994. Mr. Rozensweig has twenty years of experience in the industry and has worked with the Israel Government, Hewlett Packard, IBM, and Checkpoint. He is also the co-founder of RNA Technology Ltd. where he has served as Chief Executive Officer since 2015. Previously Mr. Rozensweig served as Chief Executive Officer of Tomagi, Ltd. from 2008 until 2015.

On October 9, 2018, the Board of the Company appointed each Gaya Rosenzwieig and George Baumoehl as members of the Company’s Board effectively immediately.

Mrs. Rosenzweig, age 37, holds a Degree in Business Management & Information Systems, which she received from the College of Management, Jerusalem in 2003. Mrs. Rosenzweig is a co-founder of RNA Technology Ltd. and has headed the sales and marketing of a startup with a 27-person team that worked with government offices, banks, insurance companies. Mrs. Rozensweig has served as Chief Financial Officer of RNA Technology, Ltd. since 2015. Previously she served as Chief Financial Officer at Tomagi Ltd. form 2008 until 2015.

Mr. Baumoehl, age 53, George holds a MSc. Degree in Architecture and Construction Economics from University College London which he received in 1993. Mr. Baumoehl has a background in a real estate investment and development and brings a professional outside look into our Company. He has been the Chief Executive Officer of Spectrum Real Estate Management GmbH & Co. KG since 2006.

Giora Rozenswig is the spouse of Gaya Rozensweig. Other than the foregoing, there is no family relationship between the newly appointed Interim Chief Executive Officer, the newly appointed directors and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.

Neither the newly appointed Interim Chief Executive Officer nor any of the newly appointed directors, have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Immediately following, the foregoing Board appointments, Mr. Tadelis resigned from his position as a member of the Company’s Board effective immediately. Mr. Tadelis’ resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Tadelis, resigning from his director position, which was received on October 9, 2018, is attached hereto as Exhibit 17.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

17.1	Resignation Letter from Officer Position.
17.2	Resignation Letter from Director Position.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ENERGY HOLDINGS, INC.

Date: October 10, 2018	By:	/s/ Giora Rozensweig
Giora Rozensweig
Interim Chief Executive Officer